UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2011
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                      Entry Into a Material Definitive Contract

As previously announced, on December 13, 2011, a subsidiary of Nu Skin Enterprises, Inc. (the “Company”), entered into an asset purchase agreement with LifeGen Technologies, LLC (“LifeGen”), to acquire substantially all of the assets of LifeGen, a genomics company based in Madison, Wisconsin for approximately $11.7 million.  The closing of the purchase occurred simultaneously when the parties entered into the asset purchase agreement.  The purchase will result in the transfer of substantially all of the assets of LifeGen to the Company, including LifeGen’s proprietary tissue bank and gene expression database, patents and other intellectual property related to anti-aging gene research.  The Company has engaged LifeGen since 2009.  During that time, LifeGen's proprietary genetic science has supported the Company’s anti-aging products.  LifeGen co-founders, Richard Weindruch, Ph.D., and Tomas Prolla, Ph.D., will both continue to manage and provide scientific leadership at the Madison-based research facility and continue to serve on the Nu Skin Anti-aging Scientific Advisory Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/Ritch N. Wood
Ritch N. Wood
Chief Financial Officer

Date:  December 19, 2011